FORM OF
                                AMENDED EXHIBIT A


     This Exhibit A, amended as of __________, 2000, is Exhibit A to that certain State Securities Services Agreement dated as of August 12, 1999 between PFPC Inc. and E*TRADE Asset Management, Inc.


                                   PORTFOLIOS
                                   ----------


                         E*TRADE  S&P 500 Index

                         Fund  E*TRADE  Extended  Market Index

                         Fund E*TRADE Bond Index Fund

                         E*TRADE Technology Index Fund

                         E*TRADE International Index Fund

                         E*TRADE E-Commerce Index Fund

                         E*TRADE Global Titans Index Fund

                         E*TRADE Premier Money Market Fund

                         E*TRADE Russell 2000 Index Fund

                         E*TRADE Financial Sector Index Fund

PFPC INC.

By: ______________________________

Title: ____________________________



E*TRADE ASSET MANAGEMENT, INC.

By: ______________________________

Title: _____________________________